Preliminary Offering Circular dated June 5, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

GME INNOTAINMENT, INC.

208 East 51st Street, Suite 170

New York, NY 10022

212-508-2130

http://www.sustainableresourcescorp.com

$1,500,000

1,500,000,000 SHARES OF COMMON STOCK

$0.001 PER SHARE

This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by GME Innotainment, Inc., a Florida Corporation (“GMEV” or the “Company”). There are 1,500,000,000 Shares being offered at a price of $0.001 per Share. The minimum purchase requirement per investor is 10,000,000 Offered Shares ($10,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. . The Shares are being offered on a best effort’s basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is 1,500,000,000 (the “Maximum Offering”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 9 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “GMEV.”

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.001	$1,500,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$0.001	$1,500,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the We Use of Proceeds. See “How to Subscribe.”

(3)	are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $30,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.001 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “GME Innotainment, Inc.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of GME Innotainment, Inc.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

GME Innotainment, Inc. (the “Company,” “we,” “us,” “our,” or “GMEV”) was incorporated in Florida on July 8, 1983 and adopted the current name on July 8, 2015. Prior to December 1, 2015, the Company owned twenty-one subsidiaries. On December 1, 2015, the Company entered into an agreement selling all assets and liabilities.

On September 17, 2017, the Company acquired 100% of the outstanding stock of Sustainable Resources, Inc. (“Sustainable”) and assumed certain debt of sustainable in exchange for a promissory note for $3,000,000, due in five years, bearing interest of 5%. Sustainable was incorporated in Delaware on April 24, 2015.

For purposes of financial reporting, we are treating Sustainable as the surviving entity and financial statements assume Sustainable had been acquired as of January 1, 2017. Sustainable is the only operating entity of the Company.

Acquisition of Sustainable Resources On September 25, 2017, the Company entered into a Securities Exchange Agreement with PureSafe Water Systems, Inc. (“Seller”) through which the Company purchased 100% of the outstanding common stock of Sustainable Resources Corporation, a Delaware corporation (“Sustainable”), in exchange for the issuance by the Company of a $3,000,000 non-convertible promissory note bearing a 5% per annum interest rate with a five year term. As part of the Agreement, the Company granted to Seller a twelve (12) month option to purchase up to thirty percent (30%) of the Company’s then outstanding common stock (at time of exercise of option by Seller) at a price equal to seventy five percent (75%) of the average of trading prices during the first thirty (30) days following the closing. The Agreement constitutes a tax-free exchange. Yves Michel shall be appointed to as officer and director of the Company at an annual salary of $150,000, plus a commission of 6.5% of all Gross Sales generated by him The parties also entered into a Royalty Agreement that provides for the delivery of a five percent royalty of the gross revenue earned by Sustainable beginning on July 1, 2018. Please see our current report on Form 8-K filed on September 28, 2017, with the Securities and Exchange Commission for more detail. The Agreement constitutes a tax-free exchange and is attached as Exhibit 6.2. The promissory note executed as part of the Agreement is attached as Exhibit 6.3. The parties also entered into a Royalty Agreement that is attached as Exhibit 6.4.

Sustainable Resources holds licenses to produce a unique patented mobile and stationary water filtration system that was designed to be both an emergency response water filtration system, as well as, a permanent solution where drinkable water is not available for Government entities, companies and organizations. The self-contained and self-powered water filtration system can be mobilized to a site and within 30 minutes, and will produce drinking quality water from flood waters, surface and fresh water, desalinating ocean and/or brackish waters. This mid-range, 30,000 gallon per day system has also found a huge application in known contaminated water sources where water clarity, water borne disease and high bacteria content exist, and where mobile, self-contained systems are applicable to bring clean water to the population wherever they are located. The system can dispense water in bulk, by container or in half liter plastic bags to suit the situation.

On October 31, 2019 the Company entered into a Share Exchange Agreement by and between the Company and Foundation Farms, Corp.; wherein, the Company exchanged 100,000 shares of Series A Preferred Stock for 60% (60,000) shares of Foundation Farms, Corp., thereby, becoming a 60% owned subsidiary of the Company. Foundation Farms, Corp., is a vertical aeroponics corporation that is going to build and operate urban farms in and near large urban centers.

The Company plans on producing revenue from the sales of produce that is organically grown through our urban farms. Our urban farms will utilize vertical indoor growing units, which house vertical grow columns that are designed for the production of aeroponic leafy greens, vegetables, micro-greens, fruiting plants, decorative / edible flowers and herbs. Our urban farms can also be adapted for a variety of other uses such as horticulture research, medicinal plant production, pharmaceutical plant production, and plant cloning.

Our fiscal year-end date is December 31.

Our mailing address is 208 East 51st Street, Suite 170, New York, NY 10022. Our telephone number is 212-508-2130. Our websites are www.sustainableresourcescorp.com, www.foundationfarms.com and our email address is Yves@GMEInnotainment.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol GMEV.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Issuer:	GME Innotainment, Inc.

Securities offered:	A maximum of 1,500,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.001 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	230,118,278 shares issued and outstanding as of May 15, 2020

Number of shares of Common Stock to be outstanding after the offering	1,586,695,638 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.001

Maximum offering amount:	1,730,118,278 shares at $0.001 per share, or $1,500,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “GMEV.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $1,470,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

Our common stock is quoted on OTCMarkets.com under trading symbol “GMEV.”  We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance GME Innotainment, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, potential customers, potential suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to a range of factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early stage enterprise and has commenced principal operations. The Company had no revenues and has incurred net losses of $1,649,009 for the year ended December 31, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

Risks Relating to the Company and Its Business

The Company Has A History of Losses

The Company has suffered losses since its inception and there can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company’s business, financial condition or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, urban farming, and water filtration industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition or results of operations.

If we are not able to sell our produce to customers or acquire land to build our Foundation Farms, then our business will not be able to grow.

We may not be able to raise sufficient capital to acquire land to build for our Foundation Farms, develop our Foundation Farms, expand production capacity, or market our organic produce and plants effectively.  If we are not able to sell our o or complete the construction of our Foundation Farms and grow our organic produce and related products in order to sell them to customers, we may not be able to generate sales, and as a result, we may never become profitable and our business prospects will suffer.

We may not be able to successfully compete against companies with substantially greater resources.

The industries (organic produce & water filtration) in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Technological change and competition may render our potential products obsolete.

The water purification industry continues to undergo rapid change, competition is intense, and we expect it to continually increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than we do. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

We may fail to appropriately assess the suitability of our Foundation Farms vertical farming system in a particular space.

We plan to build our indoor vertical growing facilities near to areas that we believe will have large interest in purchasing our organic produce and related products.  Although we plan to assess the particular space to assess the location and its benefits, there is no guarantee that we will be able to choose a beneficial location. Furthermore, although we plan to build our indoor vertical farming system to comply with applicable local and federal regulations including but not limited to building safety, electrical safety and security guidelines, there is no guarantee that we will be able to do so.  As a result, our brand image may be harmed, and our business and results of operations may suffer.

Our results of operations could be adversely affected as a result of asset impairments.

Our results of operations and financial condition could be adversely affected by impairments to goodwill, other intangible assets, receivables, long-lived assets or investments. For example, when we acquire a business, we record goodwill in an amount equal to the amount we paid for the business minus the fair value of the net tangible assets and other identifiable intangible assets of the acquired business. Goodwill and other intangible assets that have indefinite useful lives cannot be amortized, but instead must be tested at least annually for impairment. Any future impairments, including impairments of goodwill, intangible assets, long-lived assets or investments, could have a material adverse effect on our financial condition and results of operations for the period in which the impairment is recognized.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the outstanding convertible notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We face significant competition for our Foundation Farms in the organic farming industry.

The organic farming industry is highly competitive, and we compete with a number of other companies that provide organic produce to the consumer already. Our ability to compete successfully in the case of our Foundation Farms and our vertical farming systems and to manage our planned growth will depend primarily upon the following factors:

·  maintaining continuity in our management and key personnel;

·  ability to react to competitive product and pricing pressures;

·  the strength of our brand;

·  increasing the productivity of our future sales employees;

·  effectively marketing and selling our organic produce;

·  acquiring new customers for our organic produce;

·  ability to maintain our equipment;

·  developing and improving our operational, financial and management controls;

·  developing and improving our information reporting systems and procedures; and

·  the design and functionality of our vertical farming systems.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and may have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations, which may lead to lower customer satisfaction, decreased demand for our solutions, loss of market share or reduction of operating profits.

Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims. Third parties could assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, might not be available on terms acceptable to us, or at all. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. Our failure to develop or license a substitute technology could prevent us from selling our products.

We will face substantial competition in marketing our Water Filtration Units.

We will experience competition from a large number of more established firms in the market for water purification systems. Many of these companies are much larger and have substantially greater financial resources than us. In addition, our potential competitors in many cases already have customers to which they have sold water purification systems and these systems have an operating track record, in contrast to our water filtration units which are a relatively new production the market.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts has federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Product Image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company’s products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company’s Current Business Plan

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•	whether the Company can obtain sufficient capital to sustain and grow its business

•	our ability to manage the Company’s growth

•	whether the Company can manage relationships with key vendors and advertisers

•	demand for the Company’s products and services

•	the timing and costs of new and existing marketing and promotional efforts

•	competition

•	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•	the overall strength and stability of domestic and international economies

•	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Had Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company’s inception, but has recently operated at a profit. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on the Company’s administrative, operational and financial resources. If the Company is unable to successfully manage the Company’s future growth, establish and continue to upgrade the Company’s operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company’s consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company’s Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company’s trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company’s competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company’s trade secrets from others use, or if the Company’s competitors develop equivalent knowledge, it could have a material adverse effect on the Company’s business. Any infringement of the Company’s proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company’s proprietary rights could result in the Company’s competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company’s proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company’s proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company’s trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company’s future operating results.

The Company’s Business Model Is Evolving

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s initial business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company Faces Competition In The Company’s Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company’s Reputation And Operating Revenues

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company’s Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company’s reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company’s Shares Could Result In A Loss of Your Entire Investment

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There a Limited Public Trading Market for the Company’s Shares

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “GMEV.”  Our common stock experiences fluctuation in volume and trading prices.  There is no consistent and active trading market for the Company’s securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 1,999,000,000 shares of common stock. We have issued and outstanding, as of May 15, 2020, 230,118,278 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control GME Innotainment, Inc., it is not likely that you will be able to elect directors or have any say in the policies of GME Innotainment, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of GME Innotainment, Inc., beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $30,000) will be $1,470,000. We will use these net proceeds for the following:

Shares Offered(% Sold)	1,500,000,000 Shares Sold (100%)	1,125,000,000 Shares Sold (75%)	750,000,000 Shares Sold (50%)	150,000,000 Shares Sold (10%)
Gross Offering Proceeds	$1,500,000	$1,125,000	$750,000	$150,000
Approximate Offering Expenses (1)
Misc. Expenses	5,000	5,000	5,000	5,000
Legal and Accounting	25,000	25,000	25,000	25,000
Total Offering Expenses	30,000	30,000	30,000	30,000
Total Net Offering Proceeds	1,470,000	1,095,000	720,000	120,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	100,000	75,000	50,000	40,000
Marketing	100,000	75,000	50,000	45,000
Office Supplies	5,000	,3,750	2,500	2,500
Website	30,000	15,000	15,000	15,000
Website Ongoing Development	10,000	5,000	5,000	5,000
Travel	10,000	7,500	5,000	2,500
Purchase of Water Filtration Units	215,000	150,000	107,500	-
Purchase of vertical indoor growing units	900,000	728,750	450,000	-
Legal, IP & Compliance	100,000	35,000	35,000	10,000
Total Principal Uses of Net Proceeds	1,470,000	1,095,000	720,000	120,000
Amount Unallocated	-0-	-0-	-0-	-0-

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 10% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 77% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately $(4,968,515), based on the number of Shares of Common Stock 86,695,638 issued and outstanding. as of the date of this Offering Circular, that equates to a net tangible book value of approximately $(0.0573) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $(0.0022) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.0551 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $(0.0022) per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.001	$0.001	$0.001	$0.001
Historical net tangible book value per share as of December 31, 2019 (1)	(0.0573)	(0. 0573)	(0. 0573)	(0. 0573)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.0551)	(.0541)	(.0522)	(.0473)
Net tangible book value per share, after this offering	(.0022)	(.0032)	(.0051)	(0.01)
Dilution per share to new investors	$0.0028	$0.0037	$0.0053	$0.01

(1)	Based on net tangible book value as of December 31, 2019 of $(4,968,515) and 86,695,638 outstanding shares of Common stock as of December 31, 2019.

(2)	After deducting estimated offering expenses of $30,000.

The following table summarizes, on a pro forma basis as of December 31, 2019, the number of shares of shares of Common Stock that would be issued, assuming the sale of all of the Common Stock offered, the total consideration paid and the average price per Common Share paid by the existing stockholders and by new investors purchasing Common Stock in the Offering, assuming sale of all 1,500,000,000 Shares of Common Stock.

	Existing Shareholders	Investors Purchasing Offered Shares (1)	Total (1)
Shares purchased	86,695,638	1,500,000,000	1,586,695,638
Total consideration	$208,070	$1,500,000.00	$1,708,070
Average price	$0.0024	$0.001	$0.001

(1)	Before deduction of estimated Offering expenses.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. This is a self-underwritten offering. This Offering Circular is part of an Offering Statement that permits the Company’s Officer and Director to sell the Shares being offered by the Company directly to the public, with no commission or other remuneration payable to him for any Shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. The sole Officer and Director will sell the Shares and intends to offer them to friends, family members and business acquaintances. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Reliance on Rule 3a4-1 under the Securities Exchange Act of 1934

Our officers are relying upon SEC Rule 3a4-1 under the Securities Exchange Act of 1934. The officers of the Company will not be deemed to be brokers solely by reason of their participation in the sale of the securities. The officers are not subject to a statutory disqualification; and they will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and are not at the time of their participation an associated person of a broker or dealer. They will perform substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities. They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months. They will not participate in selling an offering of securities for any issuer more than once every 12 months. They will restrict their participation to any one or more of the following activities: (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in an Offering Statement filed  under the Securities Act of 1933 or other offering document; or (c) performing ministerial and clerical work involved in effecting any transaction.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by check, debit card, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been deposited into our bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

We are offering a Maximum Offering of up to 1,500,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to break escrow and distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 90 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is 10,000,000 Shares of Common Stock in the principal amount of $10,000. All subscription checks should be sent to the address 208 East 51st St., Suite 170, New York, NY 10022, Attn: GMEV.

In such case, subscription checks should be made payable to GME Innotainment, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results for the Year Ended December 30, 2018 through December 31, 2019

Working Capital	For the year ended December 31, 2019 $	December 31, 2018 $
Cash	14	10,108
Current Assets	103,032	17,698
Current Liabilities	(5,822,306)	(3,649,957)
Working Capital (Deficit)	(5,719,274)	(3,632,259)

Cash Flows	For the year ended December 31, 2019 $	December 31, 2018 $
Cash Flows from (used in) Operating Activities	(20,094)	(74,359)
Cash Flows from (used in) Investing Activities	-	-
Cash Flows from (used in) Financing Activities	(10,000)	(78,000)
Net Increase (decrease) in Cash During Period	(10,094)	3,641

Operating Revenues

The Company’s revenues were $nil for the year ended December 31, 2018 compared to $nil for the year ended December 31, 2019.

Cost of Revenues

The Company’s cost of revenues was nil for the year ended December 31, 2018 compared to $nil for the year ended December 31, 2019.

Gross Profit

For the year ended December 31, 2018, the Company’s net loss was $(1,637,329) compared to $(1,649,009) for the year ended December 31, 2019.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, relating to preparing a private memorandum and accounting expenses. For the year ended December 31, 2018 compared to the year ended December 31, 2019, general and administrative expenses increased from $161,354 to $186,241 for the year ended December 31, 2019 representing an increase of $24,887. The $24,887 increase is primarily attributable to the costs of being a public company and operations.

Other Income (Expense)

Other income (expense) consisted of $(1,475,975) for the year ended December 31, 2018 and primarily consisted of interest expense, other gains and losses and derivative expense. For the year ended December 31, 2019 other income (expense) consisted of $(1,508,749)and primarily consisted of interest expense and change in fair value of derivatives.

Net Loss

Our net loss for the year ended December 31, 2018 was $(1,637,329) compared with a net loss of $(1,649,009) for the year ended December 31, 2019. The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At December 31, 2018, the Company had total current assets of $17,698 compared to $103,032 at December 31, 2019.

At December 31, 2018, the Company had total current liabilities of $3,649,957 compared to $5,822,306 at December 31, 2019. Current liabilities consisted primarily of the accrued expenses, due to related party, settlement reserves and notes payable to a third party. The increase in our current liabilities was attributed to the increase in amounts owed to accounts payable and accrued expenses.

We had negative working capital of $3,558,563 as of December 31, 2018 compared to a negative working capital of $4,968,515 as of December 31, 2019.

Cashflow from Operating Activities

During the year ended December 31, 2018, cash provided by (used in) operating activities was $(74,359) compared to $(20,094)for the year ended December 31, 2019. The decrease in the amounts of cash used in operating activities was primarily due to cessation of all operations.

Cashflow from Investing Activities

During the year ended December 31, 2018, cash provided by (used in) investing activities was $nil compared to $nil for the year ended December 31, 2019.

Cashflow from Financing Activities

During the year ended December 31, 2018, cash provided by (used in) financing activity was $78,000 compared to $10,000 provided during the year ended December 31, 2019.

Subsequent Events

Filing with the State of Florida:

The State of Florida approved the Company’s request to increase the authorized number of shares of common stock from 375,000,000 to 2,000,000,000.

Extinguishment of debt due to Statute of Limitations expiration and reconciliation of balances

On April 23, 2013, the Company executed a convertible promissory note with Evolution Capital Fund I, LP (“Evolution Capital Fund”) for $50,000. The note has a maturity date of January 22, 2014. On March 26, 2020, the Company received an opinion from its Legal Counsel that the Statute of Limitations in regard to this indebtedness had expired, and as such the Company was no longer legally obligated to pay the amounts owed. As of December 31, 2019, the Company had accrued a total indebtedness to Evolution Capital Fund of $4,500,981, comprised of a note balance of $2,843,746 and accrued interest of $1,658,235 . The entire balance was written off in the quarter ended March 31, 2020, and a related gain on extinguishment of debt was recorded as well. In addition, the Company reviewed its other outstanding note with the Evolution Group and determined that $39,000 of penalty had been accrued incorrectly. Also, after a reconciliation of its outstanding indebtedness, it had been determined that a $30,000 note to Leslie Kessler was no longer outstanding. As such the total gain on extinguishment and reconciliation of balances was $4,569,981.

Issuance of Shares under the Liabilities Purchase Agreement

Pursuant to the Settlement Agreement and Stipulation between the Company and Livingston as per Section 3(a)(10), that is mentioned in Note 11- Stockholders Deficit, The Company issued 131,571,715 shares of common stock as follows:

Date	Shares issued

1-7-20	7,200,000
2-24-20	9,288,450
2-27-20	10,215,225
3-5-20	5,659,120
3-25-20	3,500,000
3-31-20	5,896,000
4-14-20	5,890,000
4-21-20	6,641,000
4-23-20	13,300,099
4-28-20	8,615,000
4-29-20	6,659,000
5-1-20	16,786,394
5-7-20	11,208,427
5-14-20	20,713,000
-
Total	131,571,715

As of May 15, 2020, there were 230,118,278 shares of common stock issued and outstanding.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have stated in our financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of December 31, 2019, the Company total liabilities of $8,862,244, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of selling our water filtration systems, and operating our subsidiary Foundation Farms and selling the produce therefrom.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Goodwill Impairment

We are required to assess our goodwill for impairment at least annually for each reporting unit that carries goodwill. We may elect to first do a qualitative assessment to determine whether it is more likely than not that a reporting unit’s fair value is in excess of its carrying value. If the qualitative assessment concludes that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value, a quantitative assessment is performed. If the fair value is determined to be less than its carrying value, we record goodwill impairment equal to the amount by which the reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 1 and Note 2 of the Company’s unaudited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

-being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only an exit / termination report, rather than annual and quarterly reports.

In either case, we will be subject to public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Summary

Company Overview and Plan of Operation

Corporate History

GME Innotainment, Inc. (the “Company,” “we,” “us,” “our,” or “GMEV”) was incorporated in Florida on July 8, 1983 and adopted the current name on July 8, 2015. Prior to December 1, 2015, the Company owned twenty-one subsidiaries. On December 1, 2015, the Company entered into an agreement selling all assets and liabilities.

On March 29, 2016, Lisa Demmons acquired 18,755,932 shares of stock from Kwong Kwan Yin Roy for a promissory note in the amount of $25,000. Based on 26,433,094 outstanding shares of common stock, this transaction resulted in Ms. Demmons having a 65.97% of outstanding shares and voting rights.

On March 29, 2016, Kwong Kwan Yin Roy resigned as Chief Executive Officer, Chief Financial Officer, and Director.

On March 29, 2016, a majority voting block of shareholders appointed and elected Lisa Demmons as Chief Executive Officer and Director, respectively. Before becoming GME’s CEO, Ms. Demmons, who is 47 years old, worked as an attorney in Salt Lake City, Utah. In 1998, Ms. Demmons earned her Juris Doctor from Willamette University. In 2000, Ms. Demmons earned a master’s degree in International Management from ASU’s Thunderbird School of Global Management. 1993, Ms. Demmons received her bachelor’s degree from the University of Puget Sound in Political Science.

On May 22, 2017, GME issued 25,000,000 shares Lisa Demmons as partial compensation for her acting as Chief Executive Officer and Director. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On July 10, 2017, Lisa Demmons resigned as Chief Executive Officer, Chief Financial Officer, and Director.

On July 10, 2017, a majority voting block of shareholders appointed and elected Matthew Miller as Chief Executive Officer, Chief Financial Officer and Director. Mr. Miller, 53, received his juris doctorate from the J. Reuben Clark Law school at BYU in 1993 and graduated with a B.S. and B.A. from Utah State University in 1988. He currently practices law in Provo, Utah, specializing in labor law, immigration law, estate planning and criminal defense. From 2001 to this year, he served as the president and CEO of Revolution Manufacturing, a company that developed and distributed snow sports sportswear products ranging from snowboards, binding, skis, parkas, gloves, and masks.

On September 17, 2017, the Company acquired 100% of the outstanding stock of Sustainable Resources, Inc. (“Sustainable”) and assumed certain debt of sustainable in exchange for a promissory note for $3,000,000, due in five years, bearing interest of 5%. Sustainable was incorporated in Delaware on April 24, 2015.

On September 25, 2017, in connection with the Securities Exchange Agreement, Lisa Demmons assigned 43,755,932 shares of common stock in the Company to Yves Michel.    Based on the 64,629,912 shares of outstanding shares of the Company’s common stock as of August 31, 2017, this transaction resulted in Mr. Michel holding 67.7% of outstanding shares and voting rights of the Company.

On September 25, 2017, Matthew Miller resigned as Chief Executive Officer, Chief Financial Officer, and Director of the Company.

For purposes of financial reporting, we are treating Sustainable as the surviving entity and financial statements assume Sustainable had been acquired as of January 1, 2017. Sustainable is the only operating entity of the Company.

Acquisition of Sustainable Resources On September 25, 2017, the Company entered into a Securities Exchange Agreement with PureSafe Water Systems, Inc. (“Seller”) through which the Company purchased 100% of the outstanding common stock of Sustainable Resources Corporation, a Delaware corporation (“Sustainable”), in exchange for the issuance by the Company of a $3,000,000 non-convertible promissory note bearing a 5% per annum interest rate with a five year term. As part of the Agreement, the Company granted to Seller a twelve (12) month option to purchase up to thirty percent (30%) of the Company’s then outstanding common stock (at time of exercise of option by Seller) at a price equal to seventy five percent (75%) of the average of trading prices during the first thirty (30) days following the closing. The Agreement constitutes a tax-free exchange. Yves Michel shall be appointed to as officer and director of the Company at an annual salary of $150,000, plus a commission of 6.5% of all Gross Sales generated by him. The parties also entered into a Royalty Agreement that provides for the delivery of a five percent royalty of the gross revenue earned by Sustainable beginning on July 1, 2018. Please see our form 8-K filed on September 28, 2017 with the Securities and Exchange Commission for more detail.

On October 31, 2019 the Company entered into a Share Exchange Agreement by and between the Company and Foundation Farms, Corp.; wherein, the Company exchanged 100,000 shares of Series A Preferred Stock for 60% (60,000) shares of Foundation Farms, Corp., thereby, becoming a 60% owned subsidiary of the Company. Foundation Farms, Corp., is a vertical aeroponics corporation that is going to build and operate urban farms in and near large urban centers.

On November 15, 2019, the Company amended its articles of incorporation to authorize one million (1,000,000) shares of its authorized stock as Preferred Stock and designated one hundred thousand (100,000) of those shares as Series A Preferred Shares.

The shares of Series A Preferred Stock have a par value of $0.001 and each share is convertible into 3,621 shares of common stock (the “Conversion Ratio”). The holders of shares of the Series A Preferred Stock shall be entitled to receive dividends out of any assets legally available, to the extent permitted by Florida law, at an annual rate equal to 8% of the Series A Liquidation Value of such shares of Series A Preferred Stock, and shall accrue from the date of issuance of such shares of Series A Preferred Stock, payable quarterly in common stock valued at the closing trade price per share on the last trading day of the calendar quarter.

The holders of Series A Preferred Stock rank senior to the Company’s common stock and will vote together with the holders of the Company’s common stock on an as-converted basis on each matter submitted to a vote of holders of common stock (whether at a meeting of shareholders or by written consent). In any such vote, the number of votes that may be cast by a holder shall be equal to one (1) vote for each share of common stock into which such holder’s outstanding shares of Series A Preferred Stock may be converted. Each holder shall be entitled to notice of all shareholder meetings (or requests for written consent) in accordance with the Company’s bylaws. As a result of the issuance of the Series A Preferred Stock, there was a change in control of the Company as of the date of consummation of the Merger.

On January 10, 2020, the Company amended its articles of incorporation to increase the authorized amount of common shares from 374,000,000 to 1,999,000,000 common shares.

The Company plans on producing revenue from the sales of our water filtration units, organic and sustainably grown produce through our vertical urban farms. Our urban farms will utilize Vertical indoor growing units, which are vertical grow columns that are designed for the production of aeroponic leafy greens, vegetables, micro-greens, fruiting plants, decorative / edible flowers and herbs. Our urban farms can also be adapted for a variety of other uses such as horticulture research, medicinal plant production, pharmaceutical plant production, and plant cloning.

Overview

Sustainable Resources Corporation

Sustainable Resources holds licenses to produce a unique patented mobile and stationary water filtration system that was designed to be both an emergency response water filtration system, as well as, a permanent solution where drinkable water is not available for Government entities, companies and organizations. The self-contained and self-powered water filtration system can be mobilized to a site and within 30 minutes will produce drinking quality water from flood waters, surface and fresh water, desalinating ocean and/or brackish waters. This mid-range, 30,000 gallon per day system has also found a huge application in known contaminated water sources where water clarity, water borne disease and high bacteria content exist, and where mobile, self-contained systems are applicable to bring clean water to the population wherever they are located. The system can dispense water in bulk, by container or in half liter plastic bags to suit the situation.

Foundation Farms, Corp.

Foundation Farms, Corp., plans to engage in aeroponic urban farming, employing the use of our Vertical indoor growing units and related technology for organic farming that is based on sustainable agriculture with non-genetically modified organisms, as well as providing locally sourced fresh produce as our core priority. With our Vertical indoor growing units small footprint, we can set them up in urban settings and be able to meet urban fresh food supply challenges.

Urban agriculture can be defined as growing fruits, herbs, and vegetables in cities, a process that is accompanied by many other complementary activities such as processing and distributing food, collecting and reusing food waste, water, and educating, organizing, and employing local residents. Urban agriculture, a new and emerging industry, is integrated in individual urban communities and neighborhoods by making use of underutilized indoor and outdoor space.

Through the use of our Vertical indoor growing units systems we will create a local sustainable agriculture that will produce food, or other plant products using farming techniques that protect the environment, public health, and our communities.

Sustainable Resources – License Agreement

On March 31, 2016, the Company entered into a License Agreement with Puresafe Water Systems, Inc., for the perpetual, exclusive worldwide basis for certain patents, products, trade secrets and technologies related to the design and manufacture of mobile water purification systems (“SR Agreement”). The Licensed Intellectual Property (“Licensed Intellectual Property”) means (i) the licensed patents, (ii) all trade secrets, proprietary information and other intellectual property currently developed or currently under development or developed in the future by Puresafef Water Systems, Inc. and/or any of its subsidiaries that it currently owns or has transferable rights to including, without limitation, in each instance, all specifications, engineering drawings, schematics, bills of materials, software source code and algorithms, wiring diagrams, test procedures, assembly drawings, and other documents or files that would be required to manufacture, test and/or improve such products and services with no limitations (collectively, the “Proprietary Information”), and (iii) the Puresafe Water Systems, Inc., Improvements. The terms and conditions of this Agreement, the term of the license granted hereunder (the “License Term”) shall expire at the end of the term of the last to expire licensed patent or unless terminated pursuant to the SR Agreement. The Company shall pay Puresafe Water Systems, Inc., a royalty equal to three percent (3%) of net sales with respect to royalty bearing products sold with respect to which the Company has received final payment during each calendar quarter after the date hereof, such royalty to be payable in accordance with the terms of this SR Agreement.

Patent

As per the SR Agreement we are able to use of U.S. Patent No. 8,900,459 B2, an invention entitled “Versatile Water Purification Systems and Methods,” which was issued on December 2, 2014 (the “Patent”). We will use the Patent process to purify contaminated water through a multimedia filter to produce filtered water, into a plurality of reverse osmosis columns to produce osmosis water, and into a buffer tank. The SR Agreement permits the Company to use the Patent, as per the terms of the SR Agreement.

Termination

The SR Agreement may be terminated prior to the end of the license term upon the mutual written consent of the Company and Puresafe Water Systems, Inc.

The foregoing summary description of the terms of the SR Agreement may not contain all information that is of interest to the reader. The summary description of the SR Agreement also contains customary events of termination and cancellation. For further information regarding the terms and conditions of the SR Agreement, this reference is made to such agreement, which are filed as Exhibit 6.0 hereto and is incorporated herein by this reference.

Foundation Farms -- License Purchase Agreement

On October 10, 2019, the Company and Grow Solutions Holdings, Inc. a Nevada Company (“Grow Solutions”), entered into the Pure Roots Modular Grow Units & License Purchase Agreement (“LP Agreement”).

The Company obtained from Grow Solutions a vertical indoor grow modular unit and license in order to achieve maximum growing / operating efficiency, along with growing expertise, brand use and knowledge transfer (in regards to any advancements in growing techniques and nutritional formulas). After the first Urban Farm is operational for a period of three (3) months, The Company will commit to purchasing six more Urban Farms (each farm consisting of 3 Modular grow units for the purpose of growing of non-cannabis plants and 1 modular pre/post processing unit) on a three month after operation interval and that the Company will chose the locations within the Company’s geographic region (defined in LP Agreement) for installation for the purchase price of each Urban Farm is as described in the Purchase Order & License Acquisition Fee section.

Training.

Grow Solutions shall provide, at no additional charge, the Company with up to ten (10) in person training (8 hr day) sessions (that do not have to be used continuously) that will be sufficient to enable the Company’s relevant staff to use, clean, repair, troubleshoot, understand, and suggest ways to help further develop and modify the Urban Farm Units. Each purchase of an Urban Farm will come with the Training Period, as aforementioned.

Purchase Order & License Acquisition Fee.

The aggregate consideration for the Purchase of the modular grow units, License, the available Maintenance agreement, and other rights and benefits granted to the Company (“Urban Farm”) in this LP Agreement shall be One Million Five Hundred Thousand Canadian Dollars (CDN $1,500,000) (the “Pure Roots Urban Farm License Acquisition Fee”). Because, the Company is purchasing the Urban Farm, Grow Solutions shall wave the Geographical Exclusivity License Fee of two million dollars ($2,000,000) and grant the Company the license to the Geographic Region in order to allow the Company to expand their operations in the most expedient manner. The payment by the Company shall be made in the following manner:

a. $25,000 as a refundable deposit, at the signing of this LP Agreement, in order for Grow Solutions to release the purchase order to the Company (refundable until the $300,000 deposit has been transferred);

b. $50,000 as a refundable deposit three days after receiving the Purchase Order, in order for Grow Solutions to release the operation and training manuals, schedules, etc. (refundable until the $300,000 deposit has been transferred);

c. The Company will visit the headquarters and manufacturing site in Saskatoon, SK.

d. The Company will have their legal and accounting professionals approve the final documentation

e. $300,000 will then be deposited (non-refundable) for the purchase of the Urban Farm, after the License Agreement and Purchase Agreement have been finalized;

f. $200,000 will then be deposited (non-refundable) upon 50% completion of the building of the Urban Farm;

g. $175,000 remaining, will be deposited (non-refundable) upon the delivery and full set-up of the Urban Farm at the Company site;

h. The Remaining $750,000 (of the initial $1,500,000) with 8% interest per annum will be paid to Grow Solutions over the following five (5) year period, paid monthly from the Company to The Company, beginning three months after first delivery of the Urban Farm, and after satisfaction of the conditions set forth in Section 5.2. After the full Pure Roots Urban Farm & License Acquisition Fee has been paid the Company will then grant Urban Farms Corp a 10% royalty on Gross Revenue in perpetuity (lifetime royalties) of the operation of those Pure Roots Urban Farms by the Company.

Following the first purchase of the Urban Farm, the Company will commit to purchase Six (6) more Urban Farms for a purchase price of $1,500,000 each in the first two years of this LP Agreement in order to maintain exclusivity over the Geographic Region. If the Company does not purchase Six (6) Urban Farms over the first two years of this LP Agreement then the exclusivity of the Geographic Region is waved and becomes a right of first refusal on all projects within the Geographic Region for an additional 12 months after the exclusivity is waved, where the Company would have to match any offers in order to gain use of the proposed purchase.

The Company will commit to purchasing each of the six (6) Urban Farms after three (3) months of operation of the last Urban Farm to be purchased. Example, if Urban Farm 1 is operational February 28, 2020, the three-month period begins upon that operation date (February 28, 2020) and at the end of that three-month period May 31, 2020, the Company would be required to have purchased their next Urban Farm in order to maintain exclusivity. During the first two (2) years the Company may catch up and complete the Six (6) Urban Farm purchases by the end of the two (2) year period in order to maintain exclusivity.

The Company may also pay the $750,000 financed portion of the purchase price any time before the five (5) year period and not be liable for the interest payments that would have occurred had the $750,000 financed portion been outstanding for the total five (5) year period. The Company’s obligation to pay the Pure Roots Urban Farm License Acquisition Fee is conditioned on the closing in full of the transactions contemplated by the proposed Purchase and Manufacturing Agreements. The Pure Roots Urban Farm License Acquisition Fee will be paid exclusively as per this LP Agreement. As per the LP Agreement there will also be a royalty of 10% of the gross revenue in perpetuity, in respect of all Company operations using the Urban Farm and/or brand and products designed by the Grow Solutions, if any; after the full purchase price of $1,500,000 has been paid, for as long as the Company operates the Urban Farm.

Termination

If any of the Purchase Agreements are terminated, or if the transactions contemplated by this LP Agreement are not closed, then this Agreement shall also terminate at the same time. For the avoidance of doubt, the respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the express condition that closings shall be conducted with respect to the transactions contemplated by the Purchase Agreements.

The foregoing summary description of the terms of the LP Agreement may not contain all information that is of interest to the reader. The summary description of the LP Agreement also contains customary events of termination and cancellation. For further information regarding the terms and conditions of the LP Agreement, this reference is made to such agreement, which are filed as Exhibit 6.6 hereto and is incorporated herein by this reference.

Our Strategy

Sustainable Resources, Corporation

Our management understands that, to be successful, we will need to create an effective sales organization to promote our brand and product attributes through a variety of outlets and formats with clear branding messages. With this in mind, our marketing plan is based on the following key components:

•	Strategic Alliances –. The Company will reach out and initialize strategic alliances in the water filtration and safety industries and market our products through such allegiances.

•	Direct Marketing and Sales – The marketing and sales plan will initially focus on short term developed business opportunities where money is currently available. The sales effort will be by both direct sales, development of an international dealer distribution network, and through the assistance of sales consultants and representatives.

Referencing our goals, we are also redirecting the sales effort so that it will no longer predominantly rely on one sector of the economy. We will now aim to expand our product to the oil and gas sector, as well as many government and municipalities; agricultural, and industrial businesses. We are reviewing the entire approach to the product with an aim to deepen and diversify our distribution channels, lower our cost of production, improve the Company’s profit margin on sales and maintain an inventory of units for immediate sale.

Foundation Farms, Corp.

Our Company will seek to acquire unused urban land and place our vertical indoor growing units on that land making it suitable for organic, sustainable, and non-GMO farming. At the same time, we intend to launch the first of our indoor urban produce markets that will also sell smoothies made from our produce. In addition to operating our own urban farms, we may seek to license or franchise our farm products to third parties, such as restaurants, or grocery markets.

Foundation Farms, Corp. will bring urban farming to any city in the world and uses our Vertical indoor growing units to grow fresh, healthy foods for consumers to purchase every day. This retail concept offers multiple ways for consumers to access fresh and healthy microgreens: live greens that are still growing in compostable trays, freshly made smoothies featuring harvested-to-order microgreens, freshly cut salads that are also harvested- to-order, and juices made with our vertical indoor growing unit grown greens.

The primary target market for the Foundation Farms, Corp. are the cities where fresh produce cannot be grown easily or at all due to the weather conditions (to dry, hot or cold) as well as whole food and grocery stores, markets, and suppliers to restaurants. Growing fresh and nutritious leafy greens despite all weather constrictions, the Foundation Farms, Corp. will be one of the most irreplaceable stores in the area.

Our Vertical indoor growing unit systems mitigate the risks associated with growing vegetables, herbs, microgreens, and fruits. Vertical indoor growing units can be designed to incorporate retail areas and be situated at ground level, on rooftops in urban areas, or in virtually any geographic location. Revenues from our Foundation Farms, Corp. we predict will mainly be generated from the sale of fresh produce, herbs, flowers, smoothies and salads.

Foundation Farms, Corp. – Beyond Organic / Hyper Local – Advantages

We intend to develop a global network of small commercial growers interested in contract growing for the Foundation Farms, Corp. brand who will be dedicated to our maxim Beyond Organic / Hyper Local . This brand will differentiate itself by growing produce locally so it is fresh, and where possible, alive to increase shelf life for both retailers and consumers year-round. The revenues of growers and retailers benefit from higher out-of-season prices. The Company is also developing the sustainableresourcescorp.com and foundationfarmscorp.com websites to process orders to promote our brand, consisting of a diversified range of organic fruits, herbs, microgreens, and vegetables. Social media assets, the website, and print-on-demand recipes will be used to promote our crops, chefs, and restaurants that use Foundation Farms, Corp. produce. Revenues will be generated from the sale of Foundation Farms, Corp. – branded material as well as distribution and processing fees. Below are some more advantages to our Foundation Farms, Corp.:

Supply Local Markets

With transportation and food distribution costs expected to rise in the foreseeable future and with consumers increasingly interested in buying locally, there is an opportunity to supply growing environments such as the Vertical indoor growing unit to commercial growers within or close to urban markets. As costs associated to food distribution increase over time, more consumers will become interested in supporting local growers.

Smaller Footprint

With increasing populations and migration to urban areas, land costs in and around urban areas are expected to continue to rise over the coming decades. Because energy and food costs and demand are expected to rise in the foreseeable future, there is an opportunity to supply commercially viable growing environments that occupy a smaller footprint that is located in or around urban areas.

More Productive Year-Round

With climate change the increased risk of droughts, floods, cold and hot temperatures will continue to impact the availability of food year-round. As a result, there is a significant opportunity to supply a growing system such as the Vertical indoor growing units that can grow produce year-round, provide more crops per year, and enjoy the profits associated with out-of-season production. In addition, there is an opportunity to supply Vertical indoor growing units to areas not traditionally used to grow fresh produce because of inhospitable climate.

Healthier

With climate change and the consequential adverse weather conditions expected to compromise food security, there is an opportunity to supply Vertical indoor growing units that can be controlled to provide a healthier growing environment that limits exposure to pathogens, root rot, humidity, fungi, algae, and excessive cold or heat.

Improved Growing System

With the increased cost of land and need to generate profits, there is an opportunity to supply growing systems to commercial farmers that will achieve higher plant densities than currently available, allow the development of healthier roots, and that use less water and nutrient solution.

Lower Cost Branding Solution for Local Suppliers

Smaller commercial growers cannot afford to brand their produce in the same way as larger commercial growers that have sophisticated websites that incorporate social media, professional packaging designs, and access to shelf space in supermarkets. As a result, there is an opportunity to allow smaller commercial growers to market their produce under a shared brand. This eventuality is accomplished by allowing smaller commercial growers to grow under contract for the Company and to market produce directly under the Foundation Farms, Corp. brand.

Growing Systems

Most traditional greenhouse operations grow plants on horizontal surfaces; train plants to grow upwards and may suspend or stack plants in racks to form multiple layers. Because artificial lighting solutions are so costly, lights are placed high above the plants to maximize coverage. We believe that growing horizontally is not an efficient use of space.

Aeroponic Tower Design

Our vertical indoor urban farm solution that uses vertical grow towers instead of horizontal growing, will be designed and made by a third-party. These towers will allow for the ideal amount of plants within the grow environment to flourish and produce the highest quality crop in the shortest time frame possible.

This use of a vertical column grow system allows plants to grow on multiple layers, positions lights closer to the plants, creates an ideal micro-climate for plants, and delivers light directly to leaves. In addition, the aeroponic nutrient delivery system oxygenates plant roots, delivers optimum droplet size for nutrient uptake, and only uses 20% of water and nutrients used by hydroponic systems.

Our Competition

Vertical Farming Competition

The vertical farming industry is estimated to reach $3.88 Billion by 2020, at a CAGR of 30.7% between 2015 and 2020 based on a report by MarketsandMarkets, the world’s No. 2 firm in terms of annually published premium market research reports. There are several Companies operating vertical farms that are offering licensing and franchises based on proprietary systems and production methods. Our primary competitors are AeroFarms, Growcer, CropBox, and Edenworks. The following is a description of each competitor.

AeroFarms®: Founded in 2004, AeroFarms is an indoor agriculture group that uses aeroponics, LED lights, and growth algorithms. Its patented aeroponics growing system is a closed-loop system that does not use natural light or soil. The company claims the system uses 95% less water than field farming and 40% less than hydroponics.

Growcer is a Canadian organization that has developed a horizontal stacked hydroponics system to produce their crops. This is a widely used hydroponics method simply put into a shipping container. The horizontal grow shelves are stacked on top of one another making it a task to service and harvest higher levels of growth.

Crop Box is very similar to the Growcer system utilizing a stacked horizontal grow method. This method limits the variety of produce that can be grown. Crop Box markets their product as a “farm inside of a shipping container.”

Edenworks: Founded in 2013, Edenworks is creating a scalable local food supply. It operates aquaponic ecosystems that it claims use 95% less water than conventional farms, no pesticides, and no genetically modified organisms. The Brooklyn-based company services the local Whole Foods with two varietals of microgreens.

Currently there are several vertical, hydroponics companies in the market. However, we believe our system is logistically affordable while still delivering a competitive harvest and offering what we believe is a significant reduction of water and energy usage compared to conventional farming methods.

We will be a small competitor in the industry. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do.

Mobile Water Filtration Competition

We have identified the need for providing potable drinking water during emergencies as well as a permanent solution to populations that have little mobility because of infrastructure failures and need drinking water immediately to sustain life. It is anticipated that individual Sustainable Resources Water Filtration units will be delivered by the owners to areas where the populations are clustered so that potable drinking water in disinfected portable containers can be provided in an efficient manner.

This is a far different market than that addressed by a large segment of the industry which has concentrated on the multi-billion-dollar municipal water treatment sector, or the small end of the marketplace for inexpensive more personal water filtration needs. The municipal solution requires significant investment for infrastructure development ( e.g., building plants and laying miles of distribution pipes). Products for residential or remote developing world markets do not offer the performance or features to meet the needs of the first response market or the needs of the underdeveloped nations of the world. In summary, although we face competition from numerous competitors, we believe the combined capability of water decontamination and delivery system of our Sustainable Resources Water Filtration unit is unique to the market.

We have identified the following types of mobile water purification systems, and the companies that manufacture them, where the products are competitive with our Sustainable Resources Mobile Water Purification System.

There are four categories of existing water purification units:

1.	The first are those which are essentially very large, not very mobile, almost “fixed” installation units used primarily for long term solutions with a significant amount of lead time. Manufacturers include: GE, Siemens, and Severn Trent, all of which manufacture large containerized systems.

2.	The second group includes those products that are smaller, cheaper, lighter in weight, but still unable to respond quickly because of their limited purification capabilities (the unit needs to be prepared in advance for the type of contamination it will face.) Manufacturers are: Ecospheres Technology, Lenntech, Testa/Viwa and Lifekeeper. None of these systems would fall into our mobile category.

3.	The third group is the category made up of specialty units designed to be either much lower cost, use only green power (with the significant limitations caused by that), or meet a specialized and limited need. Manufacturers include Mobile MaxPure, Bi Pure Water and Rodi which, while they have a trailer mounted system, have no onboard power source.

4.	The fourth group includes those companies which have similar claims and design characteristics as our Sustainable Resources water filtration units. These manufacturers include: Global Water Group which manufactures different size systems with options which include the trailer, generator, treatment, and salinity options; Nirosoft, which manufactures systems capable of processing different sources; LifeStream, which has a soft side trailer; and Aquapura Tempest, which has different types of units depending on the source.

Marketing

Sustainable Resources Corporation.

Water Treatment Needs

Demand is driven by area water shortages where local governments or municipalities lease equipment for short or long-term durations. Demand is increased by natural emergencies such as drought, floods earthquakes, etc.

Target Organizations and Industries:

·	Federal/State and Local Offices of Emergency Management

·	Federal/State Department of Homeland Security

·	Department of Public Works and Safety

·	Hospitals and Universities

·	Oil and Gas Exploration as well as Mining

Foundation Farms, Corp.

We expect to hire sales representatives who we can train to help us sell our organically and locally grown produce to restaurants, groceries and directly to the end consumer.  We also plan to attend relevant farming conferences and trade shows where we hope to meet potential strategic partners, vendors and customers. We will also market our produce through our website and social media sites.  As we gain experience through these different marketing initiatives, we will make adjustments to spend more on those that we believe are most effective.  Once we have demonstrated viable marketing options, we will seek to expand our business both nationally and internationally.

Target Markets

Today, an increasing number of food consumers want to know where and how their food is produced and are thus concerned about aspects such as the environmental impacts of food production, carbon footprints, and sustainability. Our Foundation Farms will appeal to a growing number of people and entities that wish to tap into this consumer market trend.

Governmental Regulation and Certification

We are not aware of any governmental regulations or approvals for any of our products or services.

Environmental Laws and Regulations

Our operations and properties are subject to laws and regulations relating to environmental protection, including those governing air emissions, water discharges and waste management, and workplace health and safety. In addition, certain of our products are regulated by the U.S. Environmental Protection Agency and comparable state regulatory agencies. For a discussion of risks related to compliance with environmental and health and safety laws and risks related to past or future releases of, or exposures to, hazardous substances, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 208 East 51st Street, Suite 170, New York, NY 10022. Our telephone number is (212) 508-2130.

Employees

Other than our Officers and Directors we have no full-time employees of our business or operations who are employed at will by GME Innotainment, Inc. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of December 31, 2019, the GME Innotainment, Inc. had no full-time employees, who were not an executive officer of the Company, and no part-time employees.

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 31, 2019:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Yves R. Michel	President, CEO, CFO, Treasurer, Secretary and Director	54	September 25, 2017	50
Darcy Rai	Director	28	November 1, 2019	45
Ryan Veillet	Director	28	November 1, 2019	45

Yves R. Michel (52) is our current Chief Executive Officer, Chief Financial Officer and Director,  Prior to that, Mr. Michel was the President and Chief Operating Officer for PureSafe™ Water Systems, Inc., as well as the President of Sustainable.  Mr. Michel joined the organization in 2015 as the Director of Global Sales & Marketing and subsequently became the President and COO.  He was responsible for overseeing the daily operations of the organization. Mr. Michel was also the former Commissioner of Economic Development and Workforce Housing for the County of Suffolk, New York, which is the ninth largest County in the United States that spans 900 square miles and has a population of 1.5 million people.  Mr. Michel was also the Chief Executive Officer of the Brookhaven Industrial Development Agency and Deputy Director of Economic Development for the Town of Brookhaven.   With more than 25 years of private sector experience, Mr. Michel was Vice President of Sales and Distribution for the Americas with REALVIZ Corporation, and also held executive positions at Hewlett-Packard, Autodesk and Silicon Graphics, Inc. Due to Mr. Michel’s broad corporate experience at all levels and his knowledge of our water filtration systems we believe that Mr. Michel an excellent choice to be our CEO, CFO and Director.

Darcy Rai: Age 28: is a Director of the Company. During 2012 through 2016, Mr. Rai achieved his Bachelor of Business Administration in Marketing Management. From 2016 - 2019, Mr. Rai began working at Urban Analytics a business analysis firm. Some of his responsibilities there include providing training and support for group and individuals in the areas of execution strategies for product demonstrations, client communications and relationship maintenance, assists in marketing communications and development. Mr. Rai also works at solving gaps in business operations through his solution-based approach; wherein, he works to identify business inefficiencies, develops efficient solutions to those inefficiencies and through the automation of tasks. Due to Mr. Rai’s experience and knowledge in business administration, training and then supporting groups of employees and his drive, the Company is very excited to have Mr. Rai join our board of directors and run our subsidiary Foundation Farms, Corp.

Ryan Veillet, Age 28: is a Director of the Company. Mr. Viellet worked for Dynasty Farms until 2015. While there Mr. Veillet’s roles included plant and animal care and maintaining the farm property. From 2015 through 2019 Mr. Veillet went to the Waldorf University and obtained his bachelor’s degree, majoring in Business Management. From May 2019 through to current Mr. Viellet has operated his own consulting firm RJ Consulting, Ltd., where he provides comprehensive assistance in the areas of accounting, financial management and marketing. The Company believes that with Mr. Veillet’s business management knowledge and his work experience on a farm that he will be a terrific addition to the Company’s board of directors and operate our Foundation Farms Corp., subsidiary.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

The following encompasses the relationships amongst our Officers, Directors and beneficial shareholders. Gurminder Rai, is the sister of one of our Directors, Darcy Rai. Ryan Veillet one of our Directors, is the grandson of Sharon Branconnier who is the mother of Jolene Branconnier. Jaide Branconnier is the daughter of Jolene Branconnier and granddaughter of Sharon Branconnier, there are no other family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than ten percent (10%) of any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named Executive Officers paid by us during the year ended December 31, 2019, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Yves R. Michel, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	2018	$150,000	0	0	0	0	0	0	$150,000
	2019	$150,000	0	0	0	0	0	0	$150,000
Darcy Rai, Director	2018	$0	0	0	0	0	0	0	$0
	2019	$0	0	0	0	0	0	0	$0
Ryan Veillet, Director	2018	$0	0	0	0	0	0	0	$0
Officers / Directors	2019	$0	0	0	0	0	0	0	$0
as a Group (3 Persons):	2018	$150,000	0	0	0	0	0	0	$150,000
	2019	$150,000	0	0	0	0	0	0	$150,000

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2019.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of three members. Yves R. Michel, Darcy Rai and Ryan Veillet do not qualify as an independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Yves R. Michel, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Yves R. Michel collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Yves R. Michel, unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, except for the following there is no transaction involving the Company, in which the amount involved exceeds the lesser of $50,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

On October 31, 2019, the Company acquired licenses that represent the intellectual property associated with Foundation Farms Corp. Specifically, the license is for the modular growth units, known as AeroPods, which will be used to grow non-cannabis plants for local production.

Licenses at December 31, 2019 and December 31, 2018 are as follows:

	December 31 2019	December 31 2018

Licenses	$75,000	$-

Series A Preferred Stock Issuances to Directors

During the year ended December 31, 2019, the Company issued the following shares of restricted Series A Preferred Stock to related parties. The Series A Preferred Stock was issued in exchange for their shares in Foundation Farms Corp.:

On October 31, 2019, the Company issued 11,000 shares Series A Preferred Stock in exchange for 6,600 shares of Foundation Farms Corp., to Ryan Veillet as per the Share Exchange Agreement.

On October 31, 2019, the Company issued 11,000 shares Series A Preferred Stock in exchange for 6,600 shares of Foundation Farms Corp., to Darcy Rai as per the Share Exchange Agreement.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

None.

Indemnification of Directors and Officers

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Review, Approval or Ratification of Transactions with Related Parties

We have planned to adopt a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $50,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $50,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of GME Innotainment, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of GME Innotainment, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of GME Innotainment, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; and

None of GME Innotainment, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of May 15, 2020 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 230,118,278 shares of common stock deemed to be outstanding as of May 15, 2020.

Name of Officer/Director and Control Person	Affiliation with Company	Number of shares owned		Share type/class	Ownership Percentage of Class Outstanding
Yves R. Michel	Officer / Director	43,755,932		Common Stock	19%
Darcy Rai	Director	11,000		Series A Preferred	11%
Ryan Veillet	Director	11,000		Series A Preferred	11%
Officers / Directors		43,755,932		Common Stock	57%
as a Group		22,000	(1)	Series A Preferred	22%

(1)	The shares of Series A Preferred Stock have a par value of $0.001 and each share is convertible into 3,621 shares of common stock (the “Conversion Ratio”). The holders of shares of the Series A Preferred Stock shall be entitled to receive dividends out of any assets legally available, to the extent permitted by Florida law, at an annual rate equal to 8% of the Series A Liquidation Value of such shares of Series A Preferred Stock, and shall accrue from the date of issuance of such shares of Series A Preferred Stock, payable quarterly in common stock valued at the closing trade price per share on the last trading day of the calendar quarter.

The holders of Series A Preferred Stock rank senior to the Company’s common stock and will vote together with the holders of the Company’s common stock on an as-converted basis on each matter submitted to a vote of holders of common stock (whether at a meeting of shareholders or by written consent). In any such vote, the number of votes that may be cast by a holder shall be equal to one (1) vote for each share of common stock into which such holder’s outstanding shares of Series A Preferred Stock may be converted. Each holder shall be entitled to notice of all shareholder meetings (or requests for written consent) in accordance with the Company’s bylaws. As a result of the issuance of the Series A Preferred Stock, there was a change in control of the Company as of the date of consummation of the Merger.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

The Company’s Authorized Stock

We are authorized to issue One Billion Nine Hundred Ninety Nine Million (1,999,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and one million (1,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”), of which 100,000 such shares have been designated as Series A Preferred Stock.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by the Florida Business Corporation Act, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

Series A Preferred Stock.

The Company has Designated 100,000 shares as Series A Preferred Shares. The shares of Series A Preferred Stock have a par value of $0.001 and each share is convertible into 3,621 shares of common stock (the “Conversion Ratio”). The holders of shares of the Series A Preferred Stock shall be entitled to receive dividends out of any assets legally available, to the extent permitted by Florida law, at an annual rate equal to 8% of the Series A Liquidation Value of such shares of Series A Preferred Stock, and shall accrue from the date of issuance of such shares of Series A Preferred Stock, payable quarterly in common stock valued at the closing trade price per share on the last trading day of the calendar quarter.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

Current Offering

GME Innotainment, Inc. (“GME Innotainment, Inc.,” “We,” or the “Company”) is offering up to $1,500,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is TranShare Corporation., whose address is 2849 Executive Drive, Suite 200, Clearwater, FL 33762, telephone number (303) 662-1112, and email info@transhare.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-	1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Andrew Coldicutt, Esq. of San Diego, CA.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management through their combined beneficial ownership of 43,755,932 shares of Common Stock, and 22,000 shares of Series A Preferred Stock, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $10,000 for the purchase of ten million (10,000,000) Shares (the ‘Minimum Subscription’).

A subscription for $10,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged TranShare to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on June 5, 2020.

(Exact name of issuer as specified in its charter):	GME Innotainment, Inc.

By:	/s/ Yves R. Michel
Title:	Yves R. Michel, Chief Executive Officer (Principal Executive Officer).
(Date): June 5, 2020

By:	/s/ Yves R. Michel
Title	Yves R. Michel, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).
(Date): June 5, 2020

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES OF DIRECTORS:
/s/ Yves R. Michel	June 5, 2020
Yves R. Michel, Director	Date

/s/ Darcy Rai	June 5, 2020
Darcy Rai, Director	Date

/s/ Ryan Veillet	June 5, 2020
Ryan Veillet, Director	Date

GME INNOTAINMENT, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

GME INNOTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2019	December 31, 2018

CURRENT ASSETS
Cash and cash equivalents	$14	$10,108
Other receivables	1,050	1,050
Deferred financing costs and other prepaid expenses	101,968	6,540
Total Current Assets	103,032	17,698

OTHER ASSETS
Due to related parties	75,000	-

Goodwill	3,715,696	3,215,696
Total Assets	$3,893,728	$3,233,394

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued expenses	$475,874	$104,000
Accrued interest	2,041,624	1,269,607
Notes payable, net of derivative liability	3,068,746	2,122,803
Due to related parties	75,000	-
Derivative liabilities	161,062	153,547
Total Current Liabilities	5,822,306	3,649,957
NON-CURRENT LIABILITIES
Notes payable, net of derivative liability-non-current portion	3,039,938	3,142,000
Total Liabilities	8,862,244	6,791,957

STOCKHOLDERS’ DEFICIT
Preferred Stock Series A, 100,000 and -0- shares outstanding at December 31, 2019 and 2018, par value $.001, 100,000 shares authorized	100	-
Common stock; par value of $.01 375,000,000 shares authorized; 86,695,638 and 72,417,788 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	866,956	724,178
Additional paid in capital	9,447,309	9,305,149
Accumulated deficit	(15,236,899)	(13,587,890)
Total Stockholders’ Deficit attributable to common stockholders	(4,922,534)	(3,558,563)
Non-controlling interest	(45,981)	-
Total shareholders’ deficit	(4,968,515)	(3,558,564)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,893,728	$3,233,394

The accompanying notes are an integral part of these consolidated financial statements.

GME INNOTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,
	2019	2018

REVENUES	$-	$-
COST OF REVENUES	-	-

GROSS MARGIN	-	-

OPERATING EXPENSES

General and Administrative expenses	129,802	114,974

Total Operating Expenses	129,802	114,974

OPERATING INCOME (LOSS)	(129,802)	(114,974)

OTHER INCOME (EXPENSE)
Interest expense	(208,227)	(164,031)
Financing fee penalty	(184,000)	(184,000))
Change in embedded value	(46)	16
Amortization of Original issue discount	(1,327)	-
Total Other Income (Expense)	(393,600)	(348,015)

NET INCOME (LOSS) BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST	(523,402)	(462,989)
Provision for income taxes	-	-
Non-controlling interest	45,981

NET (LOSS)	$(477,421)	$(462,989)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.01))

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – Basic and Diluted	86,695,638	72,417,788

The accompanying notes are an integral part of these consolidated financial statements.

GME INNOTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Twelve Months Ended December 31,
	2019	2018

REVENUES	$-	$-
COST OF REVENUES	-	-

GROSS MARGIN	-	-

OPERATING EXPENSES

General and Administrative expenses	186,241	161,354

Total Operating Expenses	186,241	(161,354)

OPERATING INCOME (LOSS)	(186,241)	(161,354)

OTHER INCOME (EXPENSE)
Interest expense	(772,857)	(745,895)
Financing fee penalty	(730,000)	(730,000)
Change in embedded value	(320)	10
Amortization of Original issue discount	(5,572)	-
Total Other Income (Expense)	(1,508,749)	(1,475,975)

NET INCOME (LOSS) BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST	(1,694,990)	(1,637,329)
Provision for income taxes	-	-
Non-controlling interest	45,981

NET (LOSS)	$(1,649,009)	$(1,637,329)

BASIC AND DILUTED LOSS PER SHARE	$(0.02)	$(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – Basic and Diluted	82,459,719	70,542,669

The accompanying notes are an integral part of these consolidated financial statements

GMEV Innotainment, Inc.

and Subsidiaries

Consolidated Statement of Stockholders’ Deficit

December 31, 2019

	Preferred Stock, Series A		Common Stock		Additional Paid-in	Non-controlling	Accumulated	Total Equity
	Quantity	Amount	Quantity	Amount	Capital	Interest	Deficit	(Deficit)

Balance, December 31, 2018	-	$-	72,417,788	724,178	9,305,149		(13,587,890)	(3,558,563)

Amortization of debt discount					(10,063)			(10,063)

Issuance of shares for extinguishment of accrued interest			2,033,850	20,339	(18,305)			2,034

Issuance of shares not yet sold under the 3(a)(10) program			12,244,000	122,440	(122,440)			-

Issuance of preferred stock for Foundation Farms Corp.	100,000	100			292,967			293,067

Non-controlling interest						(45,981)		(45,981)

Net income for the twelve months ended December 31, 2019							(1,649,009)	(1,649,009)

Balance, December 31, 2019	100,000	$100	86,695,638	$866,956	$9,447,309	$(45,981)	$(15,236,899)	$(4,968,515)

The accompanying notes are an integral part of these consolidated financial statements

GME INNOTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Twelve Months Ended
	December 31,
	2019	2018
OPERATING ACTIVITIES
Net (Loss)	$(1,649,009)	$(1,637,329)
Adjustments to reconcile net (loss) to net cash used from operating activities:
Amortization of original issue discount	5,572	543
Change in embedded fair value	320	10
Financing fee penalty	730,000	730,000
Non-controlling interest	(45,981)	-
Changes in operating assets and liabilities:
Due to related parties	-	(6,465)
Deferred financing and other costs	-	(6,540)
Accrued interest and legal fees on extinguishment of liabilities	2,034	-
Accrued expenses and other payables	936,970	845,432
Net Cash (Used) From Operating Activities	(20,094)	(74,359)
INVESTING ACTIVITIES
Net Cash (Used) Investing Activities	-	-
FINANCING ACTIVITIES
Proceeds from convertible notes payable	10,000	78,000
Net Cash provided by Financing Activities	10,000	48,000
Net Increase (Decrease) in Cash and Cash Equivalents	(10,094)	3,641
Cash and Cash Equivalents, Beginning of Period	10,108	6,467
Cash and Cash Equivalents, End of Period	$14	$10,108
Cash paid during the period for:
Interest	$-	$-
Taxes	$-	$-
Note issued for Liabilities Purchase Agreement	$100,000	$-
Net liabilities acquired in Foundation Farms Corp. merger	$206,933	$-

The accompanying notes are an integral part of these consolidated financial statements.

GME INNOTAINMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1- NATURE OF OPERATIONS

Corporate History

GME Innotainment, Inc. (the “Company,” “we,” “us,” “our,” or “GMEV”) was incorporated in Florida on July 8, 1983 and adopted the current name on July 8, 2015. Prior to December 1, 2015, the Company owned twenty-one subsidiaries. On December 1, 2015, the Company entered into an agreement selling all assets and liabilities.

On September 25, 2017, the Company acquired 100% of the outstanding stock of Sustainable Resources, Inc. (“Sustainable”) the Company and assumed certain debt of the Company in exchange for a promissory note for $3,000,000, due in five years, bearing interest of 5%. Sustainable was incorporated in Delaware on April 24, 2015. For purposes of financial reporting, we are treating Sustainable as the surviving entity and financial statements assume Sustainable had been acquired as of January 1, 2017.

On November 6, 2019, The Company acquired a controlling interest of 60% in Foundation Farms, Corp., which plans on specializing in the operation of highly sophisticated organic fruit, herb and vegetable indoor cultivation units that provide organic locally grown vegetables year-round to its customers. Infrastructure installations at the Company’s facilities expect to occur during the first half of 2020.

A newly issued security, Preferred Series A was designated and issued to the owners of Foundation Farms Corp. in consideration of their interest. Each share of Series A Preferred Stock shall be convertible into 3,621 shares of Common Stock at the option of a Holder for a period of eighteen (18) months from the Issuance Date

Acquisition of Sustainable Resources

On September 25, 2017, the Company entered into a Securities Exchange Agreement through which the Company purchased 100% of the outstanding common stock of Sustainable Resources Corporation, a Delaware corporation (“Sustainable”), in exchange for the issuance by the Company of a $3,000,000 non-convertible promissory note bearing a 5% per annum interest rate with a five year term. As part of the Agreement, the Company granted to Seller a twelve (12) month option to purchase up to thirty percent (30%) of the Company’s then outstanding common stock (at time of exercise of option by Seller) at a price equal to seventy five percent (75%) of the average of trading prices during the first thirty (30) days following the closing. The Agreement constitutes a tax-free exchange. The parties also entered into a Royalty Agreement that provides for the delivery of a five percent royalty of the gross revenue earned by Sustainable beginning on July 1, 2018.

Please see our form 8-K filed on September 28, 2017 with the Securities and Exchange Commission for more detail.

Operations of Sustainable Resources

Sustainable holds licenses to produce a unique patented mobile and stationary water filtration system that was designed to be both an emergency response water filtration system as well as a permanent solution where drinkable water is not available for Government entities, companies and organizations. The self-contained and self-powered water filtration system can be mobilized to a site and within 30 minutes will produce drinking quality water from flood waters, surface and fresh water, desalinating ocean and/or brackish waters. This mid-range, 30,000 gallon per day system has also found a huge application in known contaminated water sources where water clarity, water borne disease and high bacteria content exist, and where mobile, self-contained systems are applicable to bring clean water to the population wherever they are located. The system can dispense water in bulk, by container or in half liter plastic bags to suit the situation.

Acquisition of Foundation Farms, Corp.

On November 6, 2019, the Company entered into a Securities Exchange Agreement through which the Company purchased 60% of the outstanding common stock of Foundation Farms Corporation, a British Columbia corporation (“FFC”), in exchange for the issuance of 100,000 shares of Series A Preferred stock.

Operations of Foundation Farms, Corp.

Foundation Farms, Corp., plans to engage in aeroponic urban farming, employing the use of our Vertical indoor growing units and related technology for organic farming that is based on sustainable agriculture with non-genetically modified organisms, as well as providing locally sourced fresh produce as our core priority. With our Vertical indoor growing units small footprint, we can set them up in urban settings and be able to meet urban fresh food supply challenges.

Urban agriculture can be defined as growing fruits, herbs, and vegetables in cities, a process that is accompanied by many other complementary activities such as processing and distributing food, collecting and reusing food waste, water, and educating, organizing, and employing local residents. Urban agriculture, a new and emerging industry, is integrated in individual urban communities and neighborhoods by making use of underutilized indoor and outdoor space.

Through the use of our Vertical indoor growing systems we will create a local sustainable agriculture that will produce food, or other plant products using farming techniques that protect the environment, public health, and our communities.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its consolidated financial statements are prepared in conformity with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of GMEV and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, allowance for accounts receivable, depreciable lives of the web site, valuation of warrants and beneficial conversion feature debt discounts, valuation of derivatives, and valuation of share-based payments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Property, Equipment and Depreciation

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of three years for computer equipment, five years for office furniture and fixtures, and the lesser of the lease term or the useful life of the leased equipment. Leasehold improvements, if any, would be amortized over the lesser of the lease term or the useful life of the improvements. Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold are expensed as incurred.

Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for. The result of this accounting treatment is that under certain circumstances the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under this accounting standard are reclassified to liability at the fair value of the instrument on the reclassification date.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses, deposits received from customers for layaway sales and short-term loans the carrying amounts approximate fair value due to their short maturities.

We follow accounting guidance for financial and non-financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition

The Company recognized revenue for our services in accordance with ASC 605-10, “Revenue Recognition in Financial Statements.” Under these guidelines, revenue is recognized on transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50. The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option-pricing model.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes”.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return.  The Company has no liability for uncertain tax positions as of December 31, 2019. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor were any significant interest expense recognized during the years ended December 31, 2019 and 2018.

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments. The Company has two operating segments as of December 31, 2019, Water purification and Agriculture.

NOTE 3 – GOING CONCERN

The Company has not generated any revenues, has recurring net losses, and working capital deficiencies as of December 31, 2019 and December 31, 2018 of $5,719,274 and $3,558,563, respectively.

In addition, as of December 31, 2019, the Company had an accumulated deficit and stockholders’ deficit of $15,236,899 and $4,968,515 respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to continue its operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements.

There can be no assurances that the Company will be successful in generating additional cash from the equity/debt markets or other sources to be used for operations. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Based on the Company’s current resources, the Company will not be able to continue to operate without additional immediate funding. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is attempting to commence increased operations and generate revenue; however, the Company’s future cash position may not be sufficient to support its daily operations.  While the Company believes in the viability of its strategy in the water filtration and urban farms industries and the Company’s ability to raise additional funds, until such time it is able to generate sufficient revenue to support its operations, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and in its ability to raise additional funds, until such time the Company can generate sufficient revenues to support its operations.

In the event the Company is unable to raise funding in the near term, we will not be able to pay our liabilities. In the event we are unable to raise adequate funding in the future for our operations and to pay our outstanding debt obligations, and if our current creditors elect to foreclose on the outstanding debts then owed, we would be forced to liquidate our assets or may be forced to seek bankruptcy protection, which could result in the value of our outstanding securities declining in value or becoming worthless.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4- LICENSES

Licenses represent the intellectual property associated with Foundation Farms Corp. Specifically, the license is for the modular growth units, known as AeroPods, which will be used to grow non-cannabis plants for local production.

Licenses at December 31, 2019 and December 31, 2018 are as follows:

	December 31 2019	December 31 2018

Licenses	$75,000	$-

NOTE 5 – ENTRY INTO A DEFINITIVE AGREEMENT AND GOODWILL

Sustainable Resources

On September 25, 2017, the Company entered into a Securities Exchange Agreement through which the Company purchased 100% of the outstanding common stock of Sustainable Resources Corporation, a Delaware corporation (“Sustainable”), in exchange for the issuance by the Company of a $3,000,000 non-convertible promissory note bearing a 5% per annum interest rate with a five year term. As part of the Agreement, the Company granted to Seller a twelve (12) month option to purchase up to thirty percent (30%) of the Company’s then outstanding common stock (at time of exercise of option by Seller) at a price equal to seventy five percent (75%) of the average of trading prices during the first thirty (30) days following the closing. The Agreement constitutes a tax-free exchange. The parties also entered into a Royalty Agreement that provides for the delivery of a five percent royalty of the gross revenue earned by Sustainable beginning on July 1, 2018.

Sustainable’ s assets, acquired liabilities assumed and residual goodwill at their respective acquisition dates are summarized as follows:

Liabilities assumed

Note payable	$3,000,000	*
Deferred revenue	154,500
Notes payable	75,500
Accrued expenses	4,900

Total liabilities	3,234,990

Total liabilities (continued from prior page)	3,234,990
Assets attached
Cash	19,294

Original calculation of Goodwill	$3,215,696

Foundation Farms Corp.

On November 6, 2019, the Company entered into a Securities Exchange Agreement through which the Company purchased 60% of the outstanding common stock of Foundation Farms Corp., a Canadian Company (the “FFC”), having its principal office in Langley, BC. in exchange for the issuance of 100,000 shares of Series A Preferred stock.

FFC’s assets, acquired liabilities assumed and residual goodwill at their respective acquisition dates are summarized as follows:

Liabilities assumed
Accrued expenses	$206,933
Related party liability	25,000

Total liabilities	231,933

Assets attached
License	25,000

Net deficit	206,933
Worth of assets	293,067

Goodwill	$500,000

Balances of goodwill are as follows for December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018

Sustainable Resources	$3,215,696	$3,215,696
Foundation Farms Corp.,	500,000	-

Goodwill	$3,715,696	$3,215,696

NOTE 6 – NOTES PAYABLE, NET OF DERIVATIVE LIABILITY

The balances of convertible notes payable at December 31, 2019 and December 31, 2018 are as follows:

Date	Issuer / Noteholder	December 31, 2019 ($)	December 31, 2018 ($)
4/23/13	Evolution Capital Fund I, LP	2,842,746	2,091,851
4/1/16	Edwin Jang	-	10,500
4/5/16	Michael Florman	5,000	5,000
4/5/16	Vincent Papa	5,000	5,000
8/15/16	Leslie Kessler	20,000	20,000
9/21/16	Tarpon Bay Partners, LLC	5,500	5,500
12/30/16	Tarpon Bay Partners, LLC	10,000	10,000
12/31/16	Leslie Kessler	30,000	30,000
2/1/17	Russell Davenport	10,000	10,000
5/22/17	Evolution Capital Partners LLC	55,500	55,500
9/17/17	Various Investors	3,000,000	3,000,000
9/27/17	Gaye Bergstrom	10,000	10,000
10/17/17	Alpha Capital	50,000	50,000
11/15/17	Robert Frome	10,000	10,000
11/21/17	Oscaleta Partners, LLC	15,000	15,0000
12/18/17	Tarpon Bay Partners LLC	12,000	12,000
2/5/18	Oscaleta Partners, LLC	10,000	10,000
3/2/18	Oscaleta Partners, LLC	10,000	10,000
4/6/18	Oscaleta Partners, LLC	10,000	10,000
6/22/18	Oscaleta Partners, LLC	9,000	9,000
8/2/18	Oscaleta Partners, LLC	6,000	6,000
9/17/18	Oscaleta Partners, LLC	3,000	3,000
12/13/18	Alpha Capital Anstalt	30,000	30,000
1/1/19	Oscaleta Partners, LLC	100,000	-
5/2/19	Oscaleta Partners, LLC	6,000	-
7/12/19	Oscaleta Partners, LLC	5,000	-

	Total	$6,269,746	$5,418,350
	Less: Transfer to Derivative Liability	(161,062)	(153,547)
	Total Debt	6,108,684	5,264,803
	Less; non-current portion	(3,039,938)	(3,142,000)
	Current Portion	$3,068,746	$2,122,803

Evolution note- April 23, 2013

On April 23, 2013, the Company executed a convertible promissory note with Evolution Capital Fund I, LP (“Evolution Capital Fund”) for $50,000. The note has a maturity date of January 22, 2014. The note bears interest of 12% per annum and, in the case of default, at 24% per annum. Additionally, the note has a penalty fee of $2,000 per day, effective December 1, 2015. The conversion price for the note is at a discount of 40% for the average closing price of the Company’s common stock during the five-trading day period ending one trading day prior to the date of the conversion notice. On December 1, 2015, the Company and Evolution Capital Fund modified the conversion price to a fixed price of $0.01 per share. The Company initially recorded a debt discount of $62,235, which was amortized accordingly. As of December 31, 2019, and December 31, 2018, the face value of the note (net of conversions), with the financing penalty fee, was $2,842,746 and $2,091,851, respectively. The financing penalty fee which reflects the $2,000 per day charge was $184,000 and $730,000 for the three months and twelve months ended December 31, 2019 and 2018, respectively. Parts of the note have been assigned by Evolution Capital Fund to other investors.

On March 26, 2020, the Company received an opinion from its Legal Counsel that the Statute of Limitations in regards to this debt had expired, and as such the balance was written off in the quarter ended March 31, 2020. See Footnote 15- Subsequent Events for. more detail

Edwin Jang Note- April 1, 2016

On April 1, 2016, the Company converted $10,500 of payables to Edwin S. Jang (“Jang”) into a convertible note payable, bearing interest of 12% per annum, with a maturity date of April 1, 2017 and was in default as of that date. The conversion price of the note is at $0.01 per share, or 1,050,000 shares of common stock. As of December 31, 30, 2019 and December 31, 2018, the principal was $-0- and $10,500, respectively. The Jang note has been sold and was subsequently converted in its entirety.

Michael Florman Note- April 5, 2016

On April 5, 2016, the Company executed a note payable to Michael Florman for $5,000. The note carries an interest rate of 2%. As of December 31, 2019, and December 31, 2018, the principal value was $5,000.

Vincent Papa Note- April 5, 2016

On April 5, 2016, the Company executed a note payable to Vincent Papa for $5,000. The note carries an interest rate of 10%. As of December 31, 2019, and December 31, 2018, the principal value was $5,000.

Leslie Kessler Note -August 15, 2016

On August 15, 2016, the Company executed a note payable to Leslie Kessler (“Kessler”) for $20,000. The note has interest of 5% and is due on August 31, 2017. As of December 31, 2019, and December 31, 2018, the principal value was $20,000.

Tarpon Bay Partners, LLC Note- September 21, 2016

On September 21, 2016, the Company executed a note payable to Tarpon Bay Partners, LLC (“Tarpon Bay”) for $5,500. The note carries an interest rate of 10%. As of December 31, 2019, and December 31, 2018, the principal value was $5,500.

Tarpon Bay Partners, LLC Note- December 31, 2016

December 31, 2016, the Company executed a note payable to Tarpon Bay Partners LLC for $10,000. The note carries an interest rate of 10% and is due on December 31, 2017. As of December 31, 2019, and December 31, 2018, the principal value was $10,000.

Leslie Kessler Note – December 31, 2016

On December 31, 2016, the Company executed a note payable to Kessler for $30,000. The note carries an interest rate of 5% and was due on December 31, 2017. As of December 31, 2019, and December 31, 2018, the principal value was $30,000.

Russell Davenport Note- February 1, 2017

On February 1, 2017, the Company executed a note payable with Russell Davenport for $10,000. The note is non-interest bearing and was due on February 28, 2018. As of December 31, 2019, and December 31, 2018, the principal value was $10,000.

Evolution note- May 24, 2017

On May 22, 2017, the Company executed a convertible promissory note with Evolution Capital Partners LLC (“Evolution Capital Partners”) for $16,500. The note has a maturity date of November 23, 2017 and is in default. The note bears interest of 12% per annum and, in the case of default, at 24% per annum. The conversion price for the note is at a discount of 40% for the average closing price of the Company’s common stock during the five-trading day period ending one trading day prior to the date of the conversion notice The default interest rate is $1,000 per day. As of December 31, 2019, and December 31, 2018, the principal value was $55,500.

Various investors note- September 17, 2017

On September 17, 2017, the Company acquired 100% of the outstanding stock of Sustainable Resources, Inc. and assumed certain debt of Sustainable in exchange for a promissory note for $3,000,000, bearing interest of 5%. The note is held by various investors and is due September 17, 2022. As of December 31, 2019, and December 31, 2018, the principal value was $3,000,000.

Gaye Bergstrom Note- September 27, 2017

On September 27, 2017, the Company executed a note payable with Gaye Bergstrom for $10,000. The note carries an interest rate of 5% and is due on October 2, 2019. As of December 31, 2019, and December 31, 2018, the principal value was $10,000.

Alpha Capital Anstalt Note- October 17, 2017

On October 17, 2017, the Company executed a note payable with Alpha Capital Anstalt for $50,000. The note carries an interest of 5% and is due on October 16, 2022. As of December 31, 2019, and December 31, 2018, the principal value was $50,000.

Robert Frome Note- November 2, 2017

The Company executed a note payable with Robert Frome for $10,000. The note carries an interest rate of 5%. As of December 31, 2019, and December 31, 2018, the principal value was $10,000.

Oscaleta Partners, LLC Note- November 21 , 2017

On February 5, 2018, the Company executed a convertible note payable with Oscaleta Partners LLC for $15,000. The note bears interest of 5%, payable quarterly and matures on November 30, 2018. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $15,000 and $15,000 respectively.

Tarpon Bay Partners, LLC Note- December 18, 2017

On December 18, 2017, the Company executed a convertible note payable with Tarpon Bay for $12,000. The note bears interest of 5%, payable quarterly and matures on December 17, 2022. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $12,000.

Oscaleta Partners, LLC Note- February 5, 2018

On February 5, 2018, the Company executed a convertible note payable with Oscaleta Partners LLC for $10,000. The note bears interest of 5%, payable quarterly and matures on February 4, 2023. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $10,000 and $10,000 respectively.

Oscaleta Partners, LLC Note- March 2, 2018

On March 2, 2018, the Company executed a convertible note payable with Oscaleta Partners LLC for $10,000. The note bears interest of 5%, payable quarterly and matures on March 1, 2023. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $10,000 and $10,000, respectively.

Oscaleta Partners, LLC Note- April 6, 2018

On April 6, 2018, the Company executed a convertible note payable with Oscaleta Partners LLC for $10,000. The note bears interest of 5%, payable quarterly and matures on April 5, 2023. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $10,000 and $10,000, respectively.

Oscaleta Partners, LLC Note- June 22, 2018

On June 22, 2018, the Company executed a convertible note payable with Oscaleta Partners LLC for $9,000 for $7,950 in cash plus a $1,050 original issue discount. The note bears interest of 5%, payable quarterly and matures on June 22, 2023. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $9,000 and $9,000, respectively.

Oscaleta Partners, LLC Note- August 2, 2018

On August 2, 2018, the Company executed a convertible note payable with Oscaleta Partners LLC for $6,000. The note bears interest of 5%, payable quarterly and matures on August 1, 2023. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $6,000 and $6,000, respectively.

Oscaleta Partners, LLC Note- September 18, 2018

On September 18, 2018, the Company executed a convertible note payable with Oscaleta Partners LLC for $3,000 for $2,500 in cash plus a $500 original issue discount. The note bears interest of 5%, payable quarterly and matures on September 17, 2023. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $3,000 and $3,000, respectively.

Alpha Capital Anstalt Note- December 18, 2018

On December 18, 2018, the Company executed a convertible note payable with Alpha Capital Anstalt for $25,010 in cash plus a $4,990 original issue discount. The note bears interest of 10%, payable quarterly and matures on April 24, 2024, 2019. The note is convertible at the lower of a) $.005 or b) a 50% discount based on the closing bid prices for the twenty (20) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $30,000 and $30,000, respectively.

Livingston Asset Management Note- January 1, 2019

On January 1, 2019, the Company executed a convertible note payable with Livingston Asset Management LLC for $100,000 as a fee for the Liability Purchase Agreement. The note bears interest of 10%, payable quarterly and matures on January 1, 2024. The note is convertible at a 50% discount based on the closing bid prices for the twenty (20) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $100,000 and $-0-, respectively. The note has been recorded as a deferred financing cost and will be amortized into expense as the Company reduces its liability under the Liability Purchase Agreement. See Note 9 below.

Oscaleta Partners, LLC Note- May 2, 2019

On May 2, 2019, the Company executed a convertible note payable with Oscaleta Partners LLC for $6,000 for $5,000 in cash plus a $1,000 original issue discount. The note bears interest of 5%, payable quarterly and matures on May 1, 2024. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $6,000 and $-0-, respectively.

Oscaleta Partners, LLC Note- July 12, 2019

On July 12, 2019, the Company executed a convertible note payable with Oscaleta Partners LLC for $5,000 in cash. The note bears interest of 5%, payable quarterly and matures on July 11, 2024. The note is convertible at a 40% discount based on the closing bid prices for the five (5) trading days immediately preceding the date of conversion. As of December 31, 2019, and December 31, 2018, the principal value was $5,000 and $-0-, respectively.

NOTE 7- DUE TO RELATED PARTIES

The related party liability relates to a consultant to the Company who provides the intellectual property for Foundation Farms Corp., See Note 4 above.

	December 31	December 31
	2019	2018

Due to Related parties	$75,000	$-

NOTE 8- ACCRUED EXPENSES

Accrued expenses at December 31, 2019 and December 31, 2018 are as follows:

	December 31	December 31
	2019	2018

Accrued expenses	$475,874	$104,000

A summary of accrued expenses is as follows:

	December 31	December 31
	2019	2018

Officer salaries	$150,000	$100,000
Foundation Farms Corp. accruals	321,874	-
Accrued expenses at Sustainable	4,000	4,000
Total accrued expenses	$475,874	$104,000

Foundation Farms Corp. accruals are mostly consulting expenses, travel, meals, vehicle usage, hotels, business meetings, advertisement and promotion.

NOTE 9- ACCRUED INTEREST

Accrued interest at December 31, 2019 and December 31, 2018 are as follows:

	December 31	December 31
	2019	2018

Accrued interest	$2,041,624	$1,269,607

A summary of accrued interest follows below:

	December 31	December 31,
	2019	2018
Evolution notes	$1,686,778	$1,098,148
September 17, 2017 note	303,801	153,801
Other	51,045	17,658
Total interest expense	$2,041,624	$1,269,607

On March 26, 2020, the Company received an opinion from its Legal Counsel that the Statute of Limitations in regards to this debt had expired, and as such the balance was written off in the quarter ended March 31, 2020. The total amount of accrued interest totaled $1,658,235. See Footnote 15- Subsequent Events for. more detail

NOTE 10- DERIVATIVE LIABILITY

The Company’s derivative liabilities as of December 31, 2019 and December 31, 2018 are as follows:

-	The debt conversion feature embedded in the various Convertible Promissory Notes which contain “down round” provisions that would be triggered if the Company issued instruments with rights to the Company’s common stock at prices below this exercise price.

The fair value of the derivative liabilities as of December 31, 2019 and December 31, 2018 are as follows:

	December 31, 2019	December 31, 2018
Note conversion feature liabilities	$161,062	$153,547
Total	$161,062	$153,547

The following is the Company’s derivative liability measured at fair value on a recurring basis at December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31 2018
Level One	$-0-	$-0-
Level Two	$-0-	$-0-
Level Three	$161,062	$153,547

As a result of the application of ASC No. 815, the fair value of the conversion feature is summarized as follows:

Derivative liability balance at December 31, 2018	$153,547
Derivative liability Fair value at the commitment date for convertible notes issued	(1,961)
Fair value mark to market adjustment – December 31, 2019	10,063
Derivative liability balance at December 31, 2019	$161,062

NOTE 11 – STOCKHOLDERS’ DEFICIT

As of December 31, 2019, and December 31, 2018, the Company had 86,695,638 and 72,417,788 shares outstanding respectively. Common shares authorized are 375,000,000 as of December 31, 2019. Par value is $.01 per share. Subsequent to the year-end, the Company petitioned and received approval to increase the authorized shares of common stock to 2,000,000,000

Share issuance for the two-year period ended December 31, 2019 follows below:

On February 15, 2018 the Company issued 3,394,414 shares of common stock to Judith Dorman for the extinguishment of $100,000 of convertible debt, which had been assigned to her by Evolution Capital, LLC.

On March 6, 2018 the Company issued 1,335,470 shares of common stock to Oscaleta Partners, LLC for the extinguishment of $7,500 of convertible debt, which had been assigned to them by Evolution Capital, LLC.

On April 23, 2018 the Company issued 2,083,333 shares of common stock to Oscaleta Partners, LLC for the extinguishment of $7,500 of convertible debt.

On January 24, 2019 the Company issued 5,079,000 shares of common stock to Livingston Asset Management LLC under the Liabilities Purchase Agreement. . To date, none of the shares have been sold to settle claims in the Agreement. See below for more detail.

On May 24, 2019, the Company issued 2,086,000 shares of common stock to Livingston Asset Management LLC under the Liabilities Purchase Agreement. To date, none of the shares have been sold to settle claims under the Agreement.See below for more detail.

On June 7, 2019, the Company issued 5,079,000 shares of common stock to Livingston Asset Management LLC under the Liabilities Purchase Agreement. To date, none of the shares have been sold to settle claims under the Agreement.See below for more detail.

On June 7, 2019 the Company issued 2,033,850 shares of common stock to Oscaleta Partners LLC for the extinguishment of $838.95 of convertible debt.

Issuance of Preferred stock

On November 6, 2019, The Company acquired a controlling interest of 60% in Foundation Farms, Corp., which specializes in the operation of highly sophisticated organic fruit, herb and vegetable indoor cultivation units that provide organic locally grown vegetables year-round to its customers. Infrastructure installations at the Company’s facilities expect to occur during the first half of 2020.

A newly issued security, Preferred Series A was issued to the owners of Foundation Farms Corp. in consideration of their interest. Each share of Series A Preferred Stock shall be convertible into 3,621 shares of Common Stock at the option of a Holder for a period of eighteen (18) months from the Issuance Date.

The shares of Series A Preferred Stock have a par value of $0.001 and each share is convertible into 3,621 shares of common stock (the “Conversion Ratio”). The holders of shares of the Series A Preferred Stock shall be entitled to receive dividends out of any assets legally available, to the extent permitted by Florida law, at an annual rate equal to 8% of the Series A Liquidation Value of such shares of Series A Preferred Stock, and shall accrue from the date of issuance of such shares of Series A Preferred Stock, payable quarterly in common stock valued at the closing trade price per share on the last trading day of the calendar quarter.

The holders of Series A Preferred Stock rank senior to the Company’s common stock and will vote together with the holders of the Company’s common stock on an as-converted basis on each matter submitted to a vote of holders of common stock (whether at a meeting of shareholders or by written consent). In any such vote, the number of votes that may be cast by a holder shall be equal to one (1) vote for each share of common stock into which such holder’s outstanding shares of Series A Preferred Stock may be converted. Each holder shall be entitled to notice of all shareholder meetings (or requests for written consent) in accordance with the Company’s bylaws. As a result of the issuance of the Series B Preferred Stock, there was a change in control of the Company as of the date of consummation of the Merger.

Liabilities Purchase Agreement and Accounts Payable

On December 17, 2018, the United States District Court for the Southern District of Maryland, Northern Division (the “Court”) entered an Order Granting Approval of Settlement Agreement and Stipulation (the “Order”) in the matter titled Livingston Asset Management LLC (“Livingston”) vs GME Innotainment, Inc. (the “Company”). The Order Granting Approval of Settlement Agreement and Stipulation between the Company and Livingston (the “Stipulation”), provides for settlement of claims against the Company in the aggregate amount of $2,803,896 for past due amounts owed to creditors in connection with attorney’s fees, consulting fees, unpaid wages, and Acquisition services which Livingston acquired from third party claim holders by means of the issuance by the Company of Settlement Shares sufficient to pay down such claims.

Negotiated Amount

Creditor One	$928,770
Creditor Two	671,013
Creditor Three	500,000
Creditor Four	374,233
Creditor Five	204,337
Creditor Six	68,000
Creditor Seven	24,000
Creditor Eight	18,543
Creditor Nine	10,000
Creditor Ten	5,000
Total	$2,803,896

As of December 31, 2019, approximately $12,500 of this amount has been paid to creditors.

NOTE 12- SEGMENT REPORTING

The Company has two segments; a) Water purification and b) Agriculture. Information on the Agriculture is presented from the date of acquisition, November 6, 2019 through December 31, 2019

Balance sheet information as of December 31, 2019:

	Water purification	Agriculture	Corporate	Total

Cash	$14	$-	$-	$14
Prepaid Expenses	101,968	-	-	101,968
Licenses	-	75,000	-	75,000
Goodwill	3,215,696	500,000	-	3,715,696
Accrued expenses	154,000	321,874	-	475,874
Convertible notes
- Short-term	-	-	2,960,684	2,960,684
- Long-term	-	-	3,148,000	3,148,000

Income statement information for the twelve months ended December 31, 2019:

	Water purification	Agriculture	Corporate	Total
Revenues	$-	$-	$-	$-
Operating expenses	61,289	114,952	-	186,241
Other expenses	-	-	1,508,749	1,508,749
Non-controlling Interest	-	(45,981)	-	(45,981)
Net income	$(61,289)	$(68,971)	$(1,508,749)	$(1,649,009)

NOTE 13 – CONTINGENCIES AND COMMITMENTS

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of March 12, 2020, there were no pending or threatened lawsuits.

NOTE 14 – INCOME TAX

For the twelve months ended December 31, 2019 and 2018, there was no provision for income taxes and deferred tax assets have been entirely offset by valuation allowances.

The benefit for income taxes consists of the following:

	2019	2018

Net income	$(1,649,009)	$(1,637,329)
Non-controlling interest	(45,981)	-
Change in embedded value	320	(10)
Amortization of Original Issue Discount	5,527	-
Financing fee penalty	730,000	730,000

Net taxable income	(959,143)	(894,354)
Statutory rate	21%	21%

Tax accrual	(201,420)	(187,814)
Valuation reserve	201,420	187,814

Deferred tax asset	$-	$-

NOTE 15 – SUBSEQUENT EVENTS

Filing with the State of Florida:

The State of Florida approved the Company’s request to increase the authorized number of shares of common stock from 375,000,000 to 2,000,000,000.

Extinguishment of debt due to Statute of Limitations expiration and reconciliation of balances

On April 23, 2013, the Company executed a convertible promissory note with Evolution Capital Fund I, LP (“Evolution Capital Fund”) for $50,000. The note has a maturity date of January 22, 2014.On March 26, 2020, the Company received an opinion from its Legal Counsel that the Statute of Limitations in regards to this indebtedness had expired, and as such the Company was no longer legally obligated to pay the amounts owed. As of December 31, 2019, the Company had accrued a total indebtedness to Evolution Capital Fund of $4,500,981, comprised of a note balance of $2,843,746 and accrued interest of $1,658,235 . The entire balance was written off in the quarter ended March 31, 2020, and a related gain on extinguishment of debt was recorded as well. In addition, the Company reviewed its other outstanding note with the Evolution Group and determined that $39,000 of penalty had been accrued incorrectly. Also, after a reconciliation of its outstanding indebtedness, it had been determined that a $30,000 note to Leslie Kessler was no longer outstanding. As such the total gain on extinguishment and reconciliation of balances was $4,569,981.

Issuance of Shares under the Liabilities Purchase Agreement

Pursuant to the Settlement Agreement and Stipulation between the Company and Livingston as per Section 3(a)(10), that is mentioned in Note 11- Stockholders Deficit, The Company issued 131,571,715 shares of common stock as follows:

Date	Shares issued

1-7-20	7,200,000
2-24-20	9,288,450
2-27-20	10,215,225
3-5-20	5,659,120
3-25-20	3,500,000
3-31-20	5,896,000
4-14-20	5,890,000
4-21-20	6,641,000
4-23-20	13,300,099
4-28-20	8,615,000
4-29-20	6,659,000
5-1-20	16,786,394
5-7-20	11,208,427
5-14-20	20,713,000
-
Total	131,571,715

As of May 15, 2020, there were 230,118,278 shares of common stock issued and outstanding.

Item 4. Exhibits

Number	Exhibit Description

2.1	Articles of Incorporation as Amended
2.2	Bylaws
3.1	Specimen Stock Certificate
3.2	Subscription Agreement
6.0	License Agreement by and between the Company and PureSafe Water Systems, Inc., dated March 31, 2016.
6.1	Contract for Purchase and Sale of Assets and Liabilities by and between the Company and Kwong Kwan Yin Roy, dated April 20, 2016
6.2	Securities Exchange Agreement by and between the Company and PureSafe Water Systems, Inc., dated September 25, 2017.
6.3	Promissory Note by and between the Company and PureSafe Water Systems, Inc., dated September 25, 2017
6.4	Royalty Agreement by and between the Company and PureSafe Water Systems, Inc., dated September 25, 2017.
6.5	Share Exchange Agreement by and between the Company and Foundation Farms Corp., dated October 16, 2019.
6.6	License and Purchase Agreement by and between Foundation Farms Corp., and Grow Solutions Holdings, Inc., dated October 10, 2019.
11.1	Consent of Law Office of Andrew Coldicutt (included in Exhibit 12.1)
12.1	Opinion of Law Office of Andrew Coldicutt

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on June 5, 2020.

(Exact name of issuer as specified in its charter):	GME Innotainment, Inc.

By:	/s/ Yves R. Michel
Title:	Yves R. Michel, Chief Executive Officer (Principal Executive Officer).
(Date): June 5, 2020

By:	/s/ Yves R. Michel
Title	Yves R. Michel, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).
(Date): June 5, 2020

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES OF DIRECTORS:
/s/ Yves R. Michel	June 5, 2020
Yves R. Michel, Director	Date

/s/ Darcy Rai	June 5, 2020
Darcy Rai, Director	Date

/s/ Ryan Veillet	June 5, 2020
Ryan Veillet, Director	Date

PART III: EXHIBITS

INDEX TO EXHIBITS

Number	Exhibit Description

2.1	Articles of Incorporation as Amended
2.2	Bylaws
3.1	Specimen Stock Certificate
3.2	Subscription Agreement
6.0	License Agreement by and between the Company and PureSafe Water Systems, Inc., dated March 31, 2016.
6.1	Contract for Purchase and Sale of Assets and Liabilities by and between the Company and Kwong Kwan Yin Roy, dated April 20, 2016
6.2	Securities Exchange Agreement by and between the Company and PureSafe Water Systems, Inc., dated September 25, 2017.
6.3	Promissory Note by and between the Company and PureSafe Water Systems, Inc., dated September 25, 2017
6.4	Royalty Agreement by and between the Company and PureSafe Water Systems, Inc., dated September 25, 2017.
6.5	Share Exchange Agreement by and between the Company and Foundation Farms Corp., dated October 16, 2019.
6.6	License and Purchase Agreement by and between Foundation Farms Corp., and Grow Solutions Holdings, Inc., dated October 10, 2019.
11.1	Consent of Law Office of Andrew Coldicutt (included in Exhibit 12.1)
12.1	Opinion of Law Office of Andrew Coldicutt